UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2022

FEDERAL HOME LOAN BANK OF CHICAGO
(Exact name of registrant as specified in its charter)

Federally chartered corporation		000-51401	36-6001019
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

433 West Van Buren Street, Suite 501S			60607
Chicago,	IL		(Zip Code)
(Address of principal executive offices)
(312) 565-5700
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Form 8-K/A amends the Form 8-K filed by the Federal Home Loan Bank of Chicago (the “Bank”) on November 15, 2022, to add information about the compensation relating to Virxhini Gjonzeneli’s role as Executive Vice President and Chief Financial Officer (“CFO”). Ms. Gjonzeneli’s compensation as the CFO was subject to the review of the Bank’s regulator, the Federal Housing Finance Agency (“FHFA”). On February 16, 2023, the Bank received a non-objection from the FHFA to the Bank’s compensation for the CFO.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)(3), (d)

As the Bank’s CFO, Ms. Gjonzeneli’s annual base salary will be $435,000. Additionally, as an existing executive officer of the Bank, Ms. Gjonzeneli will continue to participate in the Bank’s President and Executive Team Incentive Compensation Plan, which is a cash-based annual incentive plan with a deferral component that establishes individual incentive award opportunities related to achievement of performance objectives by the Bank and by participants during performance periods (the “Incentive Plan”). The Incentive Plan, as well as other compensation and benefits available to the Bank’s executive officers, are further discussed in the Bank’s 2021 Form 10-K filed with the Securities and Exchange Commission on March 10, 2022.

Signature(s)

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Chicago
By: /s/ Laura M. Turnquest
Name: Laura M. Turnquest
Date: February 21, 2023	Title: Executive Vice President, General Counsel and Corporate Secretary